PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 7, 2003)          REGISTRATION NO. 333-92161
                                                             333-95805



                       [PHARMACEUTICAL HOLDRS (SM) LOGO]




                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

     The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:



                                                                            Share        Primary
             Name of Company                                 Ticker        Amounts    Trading Market
---------------------------------------------------         --------     ----------  ----------------

 Abbott Laboratories                                         ABT            14            NYSE
 Allergan, Inc.                                              AGN             1            NYSE
 Andrx Corporation-Andrx Group                               ADRX            2          NASDAQ
 Advanced Medical Optics, Inc.                               AVO             0.222222     NYSE
 Biovail Corporation                                         BVF             4            NYSE
 Bristol-Myers Squibb Company                                BMY            18            NYSE
 Eli Lilly & Company                                         LLY            10            NYSE
 Forest Laboratories, Inc.                                   FRX             4            NYSE
 IVAX Corporation                                            IVX             1.875        AMEX
 Johnson & Johnson                                           JNJ            26            NYSE
 King Pharmaceuticals, Inc.                                   KG             4.25         NYSE
 Medco Health Solutions                                      MHS             2.6532       NYSE
 Merck & Co., Inc.                                           MRK            22            NYSE
 Mylan Laboratories, Inc.                                    MYL             2.25         NYSE
 Pfizer Inc.                                                 PFE            58            NYSE
 Schering-Plough Corporation                                 SGP            14            NYSE
 Valeant Pharmaceuticals                                     VRX             1            NYSE
 Watson Pharmaceuticals, Inc.                                WPI             1            NYSE
 Wyeth                                                       WYE            12            NYSE
 Zimmer Holdings, Inc.                                       ZMH             1.8          NYSE


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.